Exhibit 10.1

LOCK-UP/LEAK-OUT AND
REGISTRATION RIGHTS AGREEMENT

THIS LOCK-UP/LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of August 12, 2005, between Fuel Corporation of America, a Delaware corporation (the “Company”), and Tryant LLC, a Delaware limited liability company (“Tryant” or the “Shareholder”).

RECITALS

WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (the “Merger Agreement”) between the Company, a wholly-owned Delaware subsidiary of the Company (“Merger Sub”) and flexSCAN, Inc., a Delaware corporation (“flexSCAN”), pursuant to which the execution and delivery of this Agreement is a condition precedent to the closing of the Merger Agreement; and

WHEREAS, all capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement; and

WHEREAS, in order to facilitate the consummation of the transactions contemplated by the Merger Agreement and to provide for an orderly market for the post-merger common stock of the Company (the “Reorganized Company Common Stock”), the Company and Tryant have agreed to enter into this Agreement and to restrict the sale, assignment, transfer, conveyance, hypothecation or alienation of such Reorganized Company Common Stock, all on the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Notwithstanding anything contained in this Agreement, the Shareholder may transfer his/its shares of Reorganized Company Common Stock to his/its affiliates, partners in a partnership, subsidiaries and trusts, or spouses and lineal descendants for estate planning purposes, provided that the transferee (or the legal representative of the transferee) executes an agreement to be bound by all of the terms and conditions of this Agreement in connection with the resale of the Reorganized Company Common Stock acquired.

2.         If the Reorganized Company determines to register any Common Stock under the Securities Act of 1933 (the “Securities Act”) for sale in connection with a public offering of Common Stock (other than pursuant to an employee benefit plan or a merger, acquisition or similar transaction), the Reorganized Company will give written notice thereof to Tryant and its designees and will to the extent permitted by any party initiating such registration, include in such registration statement any of the Reorganized

Company Common Stock held by Tryant and its designees on the date that the registration statement is filed, without cost or expense to them, save for their respective attorneys’ fees and underwriting costs and sales commissions related to the sale of their respective securities so held; provided, however if the offering is to be firmly underwritten, and the representative of the underwriters of the offering refuse in writing to include in the offering all of the shares of the Reorganized Company Common Stock requested by the Reorganized Company and others, the shares to be included shall be allocated first to the Reorganized Company and any shareholders who initiated such registration and then among the others based on the respective number of shares of the Reorganized Common Stock held by such persons; and provided further, however, that in the event that a registration statement is filed by the Reorganized Company and all of the Reorganized Company Common Stock held by Tryant and its designees is not included for resale in any such registration statement, then the such shares that have not been included will no longer be subject to the resale limitations of this Agreement and this Agreement shall forthwith become void as it applies to such shares; and additionally, provided, further, however, that if the SEC or any other regulatory agency or the Reorganized Company determines that the shares of the Reorganized Company Common Stock held by Tryant and its designees must be registered with the SEC and sold under an effective registration statement, then the Reorganized Company agrees that it shall (i) promptly file a registration statement with the SEC, without cost or expense to Tryant and its designees save for their respective attorneys’ fees and underwriting costs and sales commissions related to the sale of their respective securities so held, covering such shares or (ii) solely based upon the actual knowledge of the then existing officers and directors of the Reorganized Company and the books and records of the Company and the Reorganized Company, stipulate to the material facts of how Tryant acquired such shares from the Company or the Reorganized Company in any legal proceeding brought by Tryant or its designees to have a declaratory judgment entered by a court of competent jurisdiction to the effect that such shares can be sold under Rule 144 of the SEC or Section 4(2) of the Securities Act.

3.         Except as otherwise expressly provided herein, and except as the Shareholder may be otherwise restricted from selling shares of Reorganized Company Common Stock under applicable United States or state securities laws, rules and regulations, the Shareholder may only sell Reorganized Company Common Stock subject to the following conditions for the twelve (12) months commencing on the Closing of the Merger Agreement (the “Lock-Up/Leak-Out Period”):

3.1	The Shareholder shall be allowed to sell 1/12th of the Shareholder’s shares of Reorganized Company Common Stock per month for the twelve (12) months of the Lock-Up/Leak-Out Period.

3.4
All shares shall be sold on a non-cumulative basis, meaning that if no Reorganized Company Common Stock was sold during a month while Reorganized Company Common Stock was qualified to be sold, those unsold shares could not be sold in the next successive month; and like wise, if part of the Reorganized

Company Common Stock that could be sold during any monthly period was sold, the Shareholder may not cumulate the unsold portion of that month’s allotment to the next month, and so forth. The Shareholder agrees that all sales will be made at no less than the best “asked” prices, and no sales will be made at the “bid” prices for the Reorganized Company Common Stock.

3.5
Except as otherwise provided herein, all Reorganized Company Common Stock shall be sold in “broker’s transactions” and the Shareholder will comply with the “manner of sale” requirements as those terms are defined in Rule 144 of the Securities and Exchange Commission during the Lock-Up/Leak-Out Period.

3.6
An appropriate legend describing this Agreement shall be imprinted on each stock certificate representing Reorganized Company Common Stock covered hereby, and the transfer records of the Company’s transfer agent shall reflect such appropriate restrictions.

3.7	The Shareholder agrees that he/it will not engage in any short selling of the Reorganized Company Common Stock during the Lock-Up/Leak-Out Period.

4.         Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Reorganized Company Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Reorganized Company Common Stock.

5.         In the event of: (a) a completed tender offer to purchase all or substantially all of the Reorganized Company’s issued and outstanding securities; or (b) a merger, consolidation or other reorganization of the Reorganized Company with or into an unaffiliated entity that results in a subsequent change in control of the Reorganized Company other than the Merger; or (c) a sale of control of the Reorganized Company its current directors, executive officers and controlling stockholders, then this Agreement shall terminate as of the closing of such event and the Reorganized Company Common Stock restricted pursuant hereto shall be released from such restrictions.

6.         Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholder shall be entitled to his/its respective beneficial rights of ownership of the Reorganized Company Common Stock, including the right to vote the Reorganized Company Common Stock for any and all purposes.

7.         The number of shares of Reorganized Company Common Stock included in any monthly allotment that can be sold by the Shareholder and the per share price restrictions covered by this Agreement shall be appropriately adjusted should the

Reorganized Company declare a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Reorganized Company Common Stock.

8.         This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

9.         All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to the Company at 1608 West 2225 South, Woods Cross, Utah 84087; and to the Shareholder, at the address below. All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

10.        The resale restrictions on the Reorganized Company Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

11.        If the Company or the Shareholder fail to fully adhere to the terms and conditions of this Agreement, such party shall be liable to the other party for any damages suffered by reason of any such breach of the terms and conditions hereof. The Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by the Shareholder, that in addition to all other remedies that may be available in law or in equity to the Company, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring the Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring the Shareholder to perform his/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company may suffer as a result of any breach or continuation thereof.

12.        This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

13.        This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed wholly within said State; and the Company and the Shareholder agree that any action based upon this Agreement may be brought in the United States and state courts of California only, and each submits himself/itself to the jurisdiction of such courts for all purposes hereunder.

14.        In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

FUEL CORPORATION OF AMERICA

Date:	8/12/2005 .	By	/s/ Jeffrey Jenson

Jeff D. Jenson, President

SHAREHOLDER:

TRYANT LLC 1608 West 2225 South Woods Cross, Utah 84087

Date:	8/12/2005 .	By	/s/ Jeffrey Jenson